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                                                                  EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Medtronic, Inc. of our report dated January 27, 1998, appearing on page 21 of Physio-Control International Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 47 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Seattle, Washington
August 25, 1998